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                                                                     Exhibit 8.3

                               ORRICK, HERRINGTON
                                & SUTCLIFFE LLP


                                 November 14, 1996



CS First Boston Mortgage
 Securities Corp.
55 East 52nd Street
New York, New York  10055



Ladies and Gentlemen:

          We have advised CS First Boston Mortgage Securities Corp. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates, issuable in series (the "Certificates") in connection with a Registration Statement on Form S-3 (the "Registration Statement") prepared for filing by the Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the Registrant's discussion of selected federal income tax consequences to holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion to the extent it constitutes a matter of law the description is accurate in all material respects.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                 Very truly yours,


                                 /s/ Orrick, Herrington & Sutcliffe LLP

                                 ORRICK, HERRINGTON & SUTCLIFFE LLP


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